Exhibit 4.114

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,

INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 111818 dated December 11, 2013

To render

data communication services
excluding data communication services
for the purposes of voice data communication

This license has been granted to

Open Joint Stock Company

“Moscow City Telephone Network”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027739285265

Tax Identification Number (TIN/INN)

7710016640

Principal place of business (residence):

119017, Moscow, Bolshaya Ordynka St., 25, bld. 1

The territory of the services is specified in appendix hereto.

This license is valid through:

December 11, 2018

This license is granted based on the decision of the licensing authority - Order No. 785 dated July 12, 2013

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	(signature) O. A. Ivanov

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Appendix to License No. 111818**

Licensing Requirements

1.                                      Open Joint Stock Company “Moscow City Telephone Network” (the licensee) shall keep the term of this license.

Short company name:

OJSC “MGTS”

PSRN 1027739285265

TIN 7710016640

Principal place of business:

119017, Moscow, Bolshaya Ordynka St., 25, bld. 1

2.                                      The licensee agrees to commence the provision of communication services hereunder on or before December 11, 2013.

3.                                      The licensee shall render the services hereunder in the territory of the Moscow.

4.                                      The licensee shall make the following available hereunder to the subscriber and/or user*:

a) access to the communications network of the licensee;

b) connections through the licensee’s data transfer network excluding connections for the purposes of voice data communication;

c) access to data communication services rendered by other communication operators whose data communication networks interact with the licensee’s communication network.

5.                                      The licensee agrees to render the services hereunder in accordance with the rules for the provision of communications services, approved by the Government of the Russian Federation.

6.                                      The licensee shall comply with the rules of the communications network connection and interaction, approved by the Government of the Russian Federation, when providing the communication services, connecting the mobile radiotelephone communication network of the licensee to the public communication network, connecting other communication networks to the mobile radiotelephone communication network of the licensee, transferring and keeping records of traffic in the mobile radiotelephone communication network of the licensee, transferring and keeping records of traffic from/to communication networks of other operators.

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7.                                      This license has been issued following the processing results of the license renewal application No. 61511 dated December 11, 2008, without bidding (auction, tender, etc). The licensing requirements are not specified for the performance of liabilities accepted by the licensee when participating in the bidding (auction, tender, etc) to obtain this license.

8.                                      The radio-frequency spectrum is not used in the provision of communication services hereunder.

9.                                      The licensee shall have a network management system of its own, which meets the network management regulations established by the Federal executive body in the sphere of telecommunications.

10.                               The licensee shall meet the requirements for communication networks and facilities, established by the Federal executive authority by agreement with authorized government bodies engaged in the special investigative activities, for the purpose of carrying out of such activities and other measures to prevent the disclosure of organizational and tactical methods of such activities.

11.                               The licensee is not a universal service operator. The licensing requirements are not specified for the provision of universal services subject to universal service contracts concluded with the authorized executive body

12.                               The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal executive body in the sphere of telecommunications.

*                        The services to be rendered hereunder may be accompanied by other services technologically and inseparably associated with mobile radiotelephone communication services and aimed at increasing their customer value, unless it requires a separate license.

**                 This license is issued to extend the term of license No. 61511 dated December 11, 2008.

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Laced, numbered and sealed 3 (three) sheets

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

(signature) I. Yu. Zavidnaya

JUL 23, 2013

Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS
PSRN 1087746736296